UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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The Timken Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Timken Company issued a press release today, the full text of which follows.

NEWS RELEASE

The Timken Company Sends Letter to Shareholders

Urges Shareholders to Vote Before May 7 Annual Meeting

AGAINST the Misguided Proposal to Spin-Off the Steel Business

Highlights Importance of the Company’s

Integrated Business Model and Strategic Plan

CANTON, Ohio: April 25, 2013—The Timken Company (NYSE: TKR; www.timken.com) continues to urge Timken shareholders to support the Company’s proven strategy of creating shareholder value, and asks them by letter to vote AGAINST Proxy Statement Item No. 6, the shareholder proposal to spin-off the Steel business.

The full text of the letter being sent to shareholders can also be found at www.TimkenDrivesValue.com:

April 25, 2013

Dear Fellow Timken Shareholder:

SUPPORT THE TIMKEN COMPANY’S PROVEN STRATEGY

TO INCREASE SHAREHOLDER VALUE

VOTE AGAINST THE SHAREHOLDER PROPOSAL TO SPIN OFF THE STEEL BUSINESS

The Timken Company’s Annual Meeting is rapidly approaching. We are confident that our integrated business model and ongoing transformation represent the BEST COURSE to create sustainable long-term shareholder value. If you have not already done so, we need your vote today to support the continued successful execution of our strategic plan.

Consider the following important facts that highlight the benefits of our integrated model—and provide support for voting AGAINST the proposal to spin off the Steel business:

•

Proven Value Creation. Over the past three and five years, including before The California State Teachers’ Retirement System and Relational Investors became involved, Timken generated top quartile total shareholder returns, through the execution of our proven strategic plan.

•

Strong Operating Results. On April 24, we announced solid first-quarter results, including double-digit operating margins across all segments of our business. In the face of challenging market conditions, our integrated strategy continues to perform well.

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Significant Upside. Our 2015 EPS target range has a mid-point of $7.00—a 40% increase over 2012. This target reflects the value we believe we will create by continuing to execute our integrated strategy.

The simple fact is that our integrated business model is working. The deep synergies between our Steel and Bearings & Power Transmission businesses provide us with a tremendous competitive advantage in the marketplace. This enables us to deliver value for our customers and for our shareholders.

The proposal to separate our businesses made by CalSTRS and Relational Investors is misguided and shortsighted. It ignores the value we have created and the further upside potential in continued execution of our proven strategy. Do not allow this strategy to be derailed by two investors who don’t understand how our business works. Do not give up long-term value-creation for the illusory short-term gains of financial engineering. Vote AGAINST Item #6. For more information, please visit www.TimkenDrivesValue.com.

EVERY VOTE AT THE MAY 7th ANNUAL MEETING IS IMPORTANT

IF YOU HAVE NOT ALREADY VOTED, PLEASE USE THE ENCLOSED PROXY CARD

TO CAST YOUR VOTE TODAY AGAINST PROXY STATEMENT ITEM #6

Thank you for your continued support of The Timken Company.

On behalf of the Board of Directors of The Timken Company,

Joseph W. Ralston
Lead Independent Director

Your Vote Is Important, No Matter How Many Shares You Own.

If You Have Not Already Voted, or if You Previously Voted a Card “For” Item #6,

We Urge You to Vote AGAINST the Proposal by Returning the Enclosed Card.

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxy votes:

GEORGESON

Stockholders Call Toll-Free: 888-666-2594

Banks and Brokers Call: 800-223-2064

Email: timkendrivesvalue@georgeson.com

IMPORTANT

We urge you to vote AGAINST Proxy Statement Item No. 6.

The Timken Company

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About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com), a global industrial technology leader, applies its deep knowledge of materials, friction management and power transmission to improve the reliability and efficiency of machinery and equipment all around the world. The company engineers, manufactures and markets mechanical components and high-performance steel. Timken® bearings, engineered steel bars and tubes—as well as transmissions, gearboxes, chain, related products and services—support diversified markets worldwide. With sales of $5.0 billion in 2012 and approximately 20,000 people operating from 30 countries, Timken makes the world more productive and keeps industry in motion.

FORWARD-LOOKING STATEMENTS SAFE HARBOR

Certain statements in this news release (including statements regarding the company’s forecasts, beliefs, estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to The Timken Company’s plans, outlook, future financial performance, targets, projected sales, cash flows and liquidity are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the company’s ability to respond to the changes in its end markets that could affect demand for the company’s products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company’s customers, which may have an impact on the company’s revenues, earnings and impairment charges; fluctuations in raw-material and energy costs and their impact on the operation of the company’s surcharge mechanisms; the impact of the company’s last-in, first-out accounting; weakness in global or regional economic conditions and financial markets; changes in the expected costs associated with product warranty claims; the ability to integrate acquired companies to achieve satisfactory operating results; the impact on operations of general economic conditions; higher or lower raw-material and energy costs; fluctuations in customer demand; the company’s ability to achieve the benefits of its ongoing programs, initiatives & capital investments; the timing and amount of common share repurchases; and retention of CDSOA distributions. Additional factors are discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended Dec. 31, 2012, quarterly reports on Form 10-Q and current reports on Form 8-K. The company undertakes no obligation to update or revise any forward-looking statement.

Important Additional Information

The Timken Company, its directors, and certain of its officers are participants in the solicitation of proxies from Timken shareholders in connection with the Company’s 2013 Annual Meeting of

The Timken Company

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Shareholders. Important information concerning the identity and interests of these persons is available in the definitive proxy statement that Timken filed with the SEC on March 21, 2013.

Please note that any opinions, estimates or forecasts regarding The Timken Company made by the individuals noted above are theirs alone and do not represent opinions, estimates or forecasts of The Timken Company, its directors or officers. Permission to use quotations was neither sought nor obtained. The Timken Company does not by its reference above imply its endorsement of or concurrence with such opinions, estimates or forecasts.

The definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning Timken are available free of charge at www.sec.gov and www.timken.com/investors. Shareholders should carefully read the definitive proxy statement before making any voting decision.

Media Contact: Dan Minnich

Communications Manager

1835 Dueber Avenue, S.W.

Canton, OH 44706-0927 U.S.A.

Telephone: (330)471-7760

dan.minnich@timken.com

Investor Contact: Steve Tschiegg

Director – Capital Markets & Investor Relations

1835 Dueber Avenue, S.W.

Canton, OH 44706-0927 U.S.A.

Telephone: (330)471-7446

steve.tschiegg@timken.com

The Timken Company

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